UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2010

AMERICAN LITHIUM MINERALS, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 333-132648

Nevada	71-1049972
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 828-9143

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 10, 2010, American Lithium Minerals, Inc. (the “Company”) entered into a memorandum of agreement with Japan Oil, Gas and Metals National Corporation (“JOGMEC”).  Under the memorandum of agreement, the Company has granted an option to JOGMEC to purchase up to a 40% participating interest in the North and South Borate Hills Project for $4,000,000 in cash or in kind to be invested directly in the North and South Borate Project over three years.  JOGMEC will receive in kind any production of minerals from the Borate Hills Project in proportion to its ownership interest.  JOGMEC has 90 days to complete its due diligence and geologic review of the Borate Hills Project before the memorandum of agreement becomes effective.  Thereafter, JOGMEC may terminate the memorandum of agreement at any time after it has invested at least $600,000.  The Company will initially act as the operator of the project.  The terms of the memorandum of agreement will be set forth in a definitive agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	AMERICAN LITHIUM MINERALS, INC.

	By:	/s/ Hugh H. Aird
Name: Hugh H. Aird
Title: President and CEO

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